Exhibit 10.35

CHANGE IN TERMS AGREEMENT

Master Loan Agreement

Covenant Modification

This Change in Terms Agreement is entered into as of September 20, 2002, between Deere Credit, Inc., a Delaware corporation (“Deere”) and FC Stone L.L.C., West Des Moines, Iowa, a(n) Iowa corporation (the “Borrower”).

Whereas, Deere and Borrower entered into a Master Loan Agreement dated February 15, 2001, and

Whereas, the Deere and Borrower have agreed to certain modifications of the Master Loan covenant related to permitted borrowings and other indebtedness, as more fully described hereafter,

Therefore, the Master Loan Agreement will be amended as follows:

DESCRIPTION OF COVENANT TO BE AMENDED:

10. Negative Covenants. Unless Deere otherwise consents in writing, while this Agreement is in effect, Borrower shall not:

A.	Create, assume or allow to exist any indebtedness or liability for borrowed money or for the deferred purchase price of property or services (including capitalized leases) except for indebtedness to Deere, accounts payable to trade creditors and current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; and except for committed lines of credit from Harris Bank and Trust in an amount not to exceed $15,000,000, and committed lines of credit from CoBank not to exceed $10,000,000;

DESCRIPTION OF AMENDED COVENANT:

10. Negative Covenants. Unless Deere otherwise consents in writing, while this Agreement is in effect, Borrower shall not:

A.	Create, assume or allow to exist any indebtedness or liability for borrowed money or for the deferred purchase price of property or services (including capitalized leases) except for indebtedness to Deere, accounts payable to trade creditors and current operating liabilities (other than for borrower money) incurred in the ordinary course of business; and except for committed lines of credit from Harris Bank and Trust in an amount not to exceed $15,000,000.

Except as expressly changed by this Agreement, all other terms and conditions remain unchanged and in full force and effect.

Deere Credit, Inc.		FC Stone, L.L.C.

By:	/s/ Bert D. Johnson	By:	/s/ Robert V. Johnson
Title:	Ag Bus Portfolio Mg.	Title:	Exec. V.P. & C.F.O.